                                                                   EXHIBIT 99.13

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:

    We have audited the accompanying statements of operations and cash flows of the Georgetown Latham Hotel (the "Hotel") for the period from January 1, 1996 to March 8, 1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Georgetown Latham Hotel's operations and its cash flows for the period from January 1, 1996 to March 8, 1996 and the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Washington, D.C.
April 12, 1996

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
GEORGETOWN LATHAM HOTEL
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1996 TO MARCH 8, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                               1996          1995          1994          1993
                                                           ------------  ------------  ------------  ------------
Revenue:
  Rooms..................................................  $    612,857     3,790,580     3,764,567     3,784,884
  Food and beverage......................................       628,269     3,699,257     3,448,669     3,192,731
  Other operating departments............................        81,116       360,958       419,968       374,672
                                                           ------------  ------------  ------------  ------------
                                                              1,322,242     7,850,795     7,633,204     7,352,287
                                                           ------------  ------------  ------------  ------------
Operating costs and expenses:
  Rooms..................................................       187,244     1,081,472     1,069,864     1,177,839
  Food and beverage......................................       553,396     3,268,979     3,095,593     3,032,272
  Other operating departments............................        50,228       313,870       272,476       185,028
Undistributed operating expenses:
  Administrative and general.............................       110,613       996,666       795,642       663,466
  Sales and marketing....................................        94,903       511,975       478,520       606,068
  Management fees........................................        39,581       235,523       248,270       288,779
  Property operating costs...............................       105,258       649,576       672,065       585,158
  Property taxes, insurance and other....................        65,278       328,299       244,123       328,451
  Depreciation and amortization..........................        81,782       674,537       637,614       574,751
  Interest expense.......................................        87,771       476,901         5,265            --
                                                           ------------  ------------  ------------  ------------
                                                              1,376,054     8,537,798     7,519,432     7,441,812
                                                           ------------  ------------  ------------  ------------
Net income (loss)........................................  $    (53,812)     (687,003)      113,772       (89,525)
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

See accompanying notes to financial statements.

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GEORGETOWN LATHAM HOTEL
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1996 TO MARCH 8, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                   1996        1995         1994         1993
                                                                ----------  -----------  -----------  ----------
Cash flows from operating activities:
  Net income (loss)...........................................  $  (53,812)    (687,003)     113,772     (89,525)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation and amortization...........................      81,782      674,537      637,614     574,751
      Decrease (increase) in accounts receivable..............     (26,055)      43,384       83,943    (305,105)
      Decrease (increase) in other assets.....................     (29,166)     121,568     (311,111)   (184,175)
      Increase (decrease) in accounts payable and accrued
        expenses..............................................     165,028       42,727     (384,682)    450,341
      Increase in interest payable............................          --       33,880        5,265          --
                                                                ----------  -----------  -----------  ----------
Net cash provided by operating activities.....................     137,777      229,093      144,801     446,287
                                                                ----------  -----------  -----------  ----------
Cash flows from investing activities:
  Purchase of furniture, fixtures and equipment...............     (18,907)    (262,176)          --    (276,520)
  Proceeds from sale of furniture, fixtures and equipment.....          --           --       91,933          --
                                                                ----------  -----------  -----------  ----------
Net cash provided (used) by investing activities..............     (18,907)    (262,176)      91,933    (276,520)
                                                                ----------  -----------  -----------  ----------
Cash flows from financing activities:
  Principal repayments on capital leases......................      (3,770)     (21,857)          --          --
  Proceeds from note payable..................................          --           --    4,500,000          --
  Principal payments on note payable..........................      (6,849)     (35,573)          --          --
  Advances to affiliate.......................................          --           --   (3,825,000)         --
  Repayments of advances to affiliate.........................          --    3,825,000           --          --
  Capital distributions.......................................          --   (4,206,759)    (593,312)   (134,115)
                                                                ----------  -----------  -----------  ----------
Net cash provided (used) by financing activities..............     (10,619)    (439,189)      81,688    (134,115)
                                                                ----------  -----------  -----------  ----------
Net increase (decrease) in cash...............................     108,251     (472,272)     318,422      35,652
Cash at beginning of year.....................................      32,193      504,465      186,043     150,391
                                                                ----------  -----------  -----------  ----------
Cash at end of year...........................................  $  140,444       32,193      504,465     186,043
                                                                ----------  -----------  -----------  ----------
                                                                ----------  -----------  -----------  ----------
Supplemental disclosure of cash flow information:
  Cash paid for interest......................................  $  118,085      443,021           --          --
  Additions to capital lease obligations......................  $       --           --       71,004          --
                                                                ----------  -----------  -----------  ----------
                                                                ----------  -----------  -----------  ----------

See accompanying notes to financial statements.

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GEORGETOWN LATHAM HOTEL
Notes to Financial Statements
For the period from January 1, 1996 to March 8, 1996
(date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993

(1) ORGANIZATION

    The Georgetown Latham Hotel (the "Hotel") is located on 3000 M Street in Washington, D.C. It is close to the Smithsonian, embassies, monuments, the Kennedy Center and the downtown business district, and caters mainly to tourists and business travelers. The Hotel has 143 rooms; fine dining in the CITRONELLE restaurant; meeting and banquet facilities; an outdoor pool; business center; limousine rental service; and valet parking.

    Until 1993, the Hotel was owned by Muben/LCP Hotel Partners, L.P. ("Muben/LCP"), a limited partnership which owned 9 hotels. On October 1, 1993, LCP Hotel Ventures, L.P., a partner in Muben/LCP ("LCP Ventures"), conveyed its 10% interest in Muben/LCP for 100% ownership of the Hotel.

    The Hotel was sold on March 8, 1996 to EquiStar for a purchase price of $12,000,000.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accounts of the Hotel were included in the financial records of Muben/LCP and then LCP Ventures, as described above, until the Hotel was sold to EquiStar. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared using the accrual basis of accounting.

    DEPRECIATION

    Depreciation is computed on the cost of the Hotel property and equipment using the straight-line method over 31.5 years for the building and building improvements and over five years for furniture, fixtures and equipment.

    BAD DEBT EXPENSE

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivable and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

    REVENUE

    Revenue is earned primarily through the operations of the Hotel and recognized when earned.

    INCOME TAXES

    The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities are passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

                                       4
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GEORGETOWN LATHAM HOTEL
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
    USE OF ESTIMATES

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3) INTEREST EXPENSE

    On December 23, 1994, the Hotel obtained financing from CPC Advisors No. 3, L.L.C. The original note balance was $4,500,000 and had a fixed interest rate of 10.53%. Principal and interest payments were due monthly. The note was scheduled to mature on December 27, 1999.

(4) RELATED-PARTY TRANSACTIONS

    The Hotel was managed by an affiliate of LCP Ventures. For the period from January 1, 1993 through September 30, 1993 the Hotel incurred management fees of 4% of gross revenue, as defined in the management agreement. For the remainder of 1993 through March 8, 1996 the Hotel incurred base management fees of 3% and an incentive management fee equal to 5% of the amount by which the net operating income exceeds the amount of preferred return, as defined in the management agreement. Management fees incurred during 1996, 1995, 1994 and 1993 were $39,581, $235,523, $248,270 and $288,779, respectively. No incentive management fees were earned.

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